EXHIBIT 10.5
                              CONSULTING AGREEMENT

      This Consulting Agreement between Wasatch Capital Corporation ("Consultant") and Innovative Valve Technologies, Inc. ("Invatec") is entered into March 27, 1997, effective as of the first day of the month (the "Commencement Date") in which Invatec closes its initial public offering of its Common Stock (the "IPO").

      NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

      1.    DUTIES.

            (a) Invatec hereby engages Consultant to assist Invatec in (1) evaluating acquisition opportunities, (2) reviewing acquisition strategies, (3) meeting with acquisition candidates, and (4) such other matters necessary to accomplish the above.

            (b) Consultant shall perform such duties, assume responsibilities and devote such time, attention and energy to the above as Invatec shall reasonably require.

            (c) All services performed by Consultant shall be performed either by or under the direction of Michael A. Baker.

      2. COMPENSATION. For all services rendered by Consultant to Invatec, Invatec shall the Consultant as follows:

            (a) BASE COMPENSATION. The base compensation payable to Consultant shall be $100,000, $80,000, and $60,000 for each of the first three years of this Consulting Agreement, respectively, payable in 12 equal monthly payments at the end of each month beginning with the month in which Invatec closes the IPO. Thereafter, Consultant shall receive $60,000 per year payable monthly at the end of each month.

            (b) BONUS. Consultant shall be entitled to receive such bonuses as are recommended by the President of Invatec and consented to by the Executive Committee of the Board of Directors of Invatec for the successful completion of projects.

            (c) EXPENSES. Invatec shall reimburse Consultant for all ordinary and necessary business expenses lawfully and reasonably incurred by Consultant in the performance of his services. All reasonable expenses shall be appropriately documented in reasonable detail by Consultant upon submission of any request for reimbursement.

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      3. TERM; TERMINATION. The term of this Consulting Agreement shall begin on the Commencement Date and continue for a period of three years. Thereafter, this consulting Agreement shall automatically renew for additional one year periods unless either party gives the other party 60 days written notice of termination prior to the end of the then current term. Upon termination, Consultant shall be entitled to receive all compensation earned under the Consultant Agreement to the end of the then current term.

      4. TAXES. It is mutually understood and agreed that in the performance of its services under this Consulting Agreement, Consultant is at all times performing its services as an independent contractor, and it acknowledges that it is responsible for payment of its estimated federal income taxes and social security taxes. Further, Consultant will comply with all taxing authorities, regulation and laws, both State and Federal.

      5. COMPLETE AGREEMENT. There are no oral representations, understandings or agreements with Invatec or any of its officers, directors or representatives covering the same subject matter of this Agreement. This written agreement is the final, complete and exclusive statement and expression of the agreement between Invatec and Consultant and of all the terms of this Agreement.

      6. NOTICES. Whenever any notice or payment is to be made or required hereunder, it shall be given to the address as follows:

            To Invatec, Inc.: 14900 Woodham Drive
                              Suite A-125
                              Houston, Texas  77073

            If to Consultant: 3322 Albans
                              Houston, Texas  77005

      7. GOVERNING LAW. This Consulting Agreement shall in all respects be construed according to the laws of the State of Texas.

WASATCH CAPITAL CORPORATION         INNOVATIVE VALVE TECHNOLOGIES, INC.


By:________________________         By:_______________________________


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